EXHIBIT 4.4

[FORM OF FACE OF EXCHANGE NOTE]

PUGET ENERGY, INC.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PUGET ENERGY, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CUSIP: [                    ]

ISIN: [                    ]

PUGET ENERGY, INC.

6.500% Senior Secured Note due 2020

Principal Amount	$[ ] or such other principal sum set forth in the Schedule of Exchanges of Interests attached hereto

Regular Record Date:	June 1 or December 1 immediately preceding the Interest Payment Date

Original Issue Date:	December 6, 2010

Stated Maturity:	December 15, 2020

Interest Payment Dates:	June 15 and December 15, beginning on June 15, 2011

Interest Rate:	6.500% per annum

Authorized Denominations:	$2,000 or any integral multiple of $1,000 in excess thereof

No. [ ]	$	[	]

Puget Energy, Inc., a Washington corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] ] DOLLARS ($[                    ]) or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests attached hereto on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (this “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banks New York, New York are authorized or obligated by law or executive order to remain closed or a day on which the Trustee’s Corporate Trust Office is closed for business.

Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

The unpaid principal amount of this Note shall bear interest at the rate per annum set forth above.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

PUGET ENERGY, INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.

By:
Authorized Signatory

Dated:

(Reverse Side of Note)

PUGET ENERGY, INC.

This Note is one of a duly authorized issue of Senior Secured Notes of the Company, issued and issuable in one or more series under an Indenture, dated as of December 6, 2010, as supplemented by the First Supplemental Indenture dated as of December 6, 2010 (collectively, the “Indenture”), between the Company and Wells Fargo Bank, National Association, to which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Secured Notes issued thereunder and of the terms upon which said Senior Secured Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 6.500% Senior Secured Notes due December 15, 2020 (the “Senior Secured Notes”) in aggregate principal amount of up to $450,000,000, subject to increase as provided for in the Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture.

The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Secured Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Secured Notes of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Senior Secured Notes of each series, on behalf of the Holders of all Senior Secured Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without notice to or the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes for the purpose of curing any ambiguity, or of curing, correcting, or supplementing any defective provision thereof or hereof, or in any manner that the Company and the Trustee may determine that is not inconsistent with the Indenture and the Notes and will not adversely affect the interests of any Holder.

The Indenture contains certain covenants, including without limitation, covenants with respect to liens and mergers, consolidations and certain transfers of assets. The Company must furnish to the Trustee annual statements as to the Company’s compliance with such limitations in accordance with the terms of the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Senior Secured Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Secured Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Secured Note or Notes to be exchanged at the office or agency of the Company.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Wells Fargo Bank, National Association, Attention: Corporate Trust Office.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian